Exhibit 99.1

Paltalk, Inc. Reports First Quarter 2021 Financial Results

    24% Revenue Increase Driven by Subscription Revenue Growth, Net Income Reaches $0.9 Million

JERICHO, NY, May 11, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc., (“Paltalk,” “the Company,” “we,” “our” or “us”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial and Operational Highlights:

●	Revenue for the three months ended March 31, 2021 increased by 24% to $3.4 million, compared to the three months ended March 31, 2020. This growth was driven primarily by an increase in subscription revenue of 18% or $0.5 million as well as an increase of $0.1 million from technology services revenue;

●	Income from operations for the three months ended March 31, 2021 was $0.4 million, an increase of $0.8 million, compared to the three months ended March 31, 2020;

●	Reduced general and administrative expenses by 25%, or $0.3 million, compared to the three months ended March 31, 2021; and

●	Fully integrated Props tokens into Paltalk and Camfrog loyalty programs, whereby users can now earn Props tokens for their engagement, and enabling the Company to earn revenue, as a validator with virtually no incremental cost.

Liquidity and Capital Resources:

●	Achieved positive cash flow from operations of $0.1 million for the three months ended March 31, 2021, an improvement of $79 thousand compared to the three months ended March 31, 2020;

●	Cash and cash equivalents totaled $5.7 million at March 31, 2021, an increase of $0.1 million compared to December 31, 2020; and

●	Currently, the Company has no long-term debt on its balance sheet.

“Paltalk continued to post strong results in the first quarter of 2021, in fact, this marks the fourth consecutive quarter that we reported positive earnings and cash flow, continuing a trend first established in mid-2020 after our strategic shift to focus on our core multimedia social applications,” Jason Katz, CEO and Chairman of Paltalk, Inc., commented. “Revenue increased 24% driven by 18% growth in subscription revenue. Net income reached $0.9 million, a positive year-over-year swing of $1.4 million, reflecting increased operating leverage from the growth in revenue and the decrease in general and administrative expenses of over 25%. I am especially encouraged by the very early results from the launch of private rooms and games after their release in the fourth quarter of 2020; the preliminary engagement and repeated use by visitors to both bode well for the longer- term outlook and we are continuing to invest in new enhancements for our social communities.”

Financial Overview (in thousands, except for percentages and active subscriber counts)

	Three Months Ended March 31,		Change
GAAP Results (unaudited)	2021	2020	$	%
Subscription revenue	$3,139	$2,650	$489	18%
Advertising revenue	77	56	21	38%
Technology service revenue	156	15	141	942%
Total revenue	$3,372	$2,722	$651	24%
Income (loss) from operations	$409	$(364)	$773
Net income (loss)	$917	$(438)	$1,355
Net cash provided by operating activities	$96	$17	$79	465%

Financial Metrics (unaudited)
Active subscribers (at period end)	104,400	106,400	(2,000)	(2)%
Adjusted EBITDA (a non-GAAP measure)	$535	$(121)	$656

ABOUT PALTALK, INC. (OTCQB: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the COVID-19 pandemic on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646-863-6341

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net income (loss) to Adjusted EBITDA:
Net income (loss)	$916,729	$(438,384)
Interest income, net	(2,467)	(12,187)
Other income, net	-	84,469
Gain on the extinguishment of term debt	(506,500)	-
Provision for income taxes	1,100	2,500
Depreciation and amortization expense	94,947	152,944
Stock-based compensation expense	31,368	89,206
Adjusted EBITDA	$535,177	$(121,452)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude interest income, net, other income, net, gain on the extinguishment of term debt, provision for income taxes, depreciation and amortization expense and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not reflect gain on the extinguishment of term debt;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not consider the provision for income taxes; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2021	2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$5,681,475	$5,585,420
Accounts receivable, net of allowances of $3,648 as of March 31, 2021 and December 31, 2020, respectively	49,708	71,410
Prepaid expense and other current assets	189,180	236,704
Total current assets	5,920,363	5,893,534
Digital tokens receivable	210,000	210,000
Operating lease right-of-use asset	52,833	68,967
Property and equipment, net	206,997	255,777
Goodwill	6,326,250	6,326,250
Intangible assets, net	335,043	381,210
Digital tokens	657,430	439,145
Other assets	13,937	13,937
Total assets	$13,722,853	$13,588,820
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$627,699	$742,141
Accrued expenses and other current liabilities	49,553	254,084
Operating lease liabilities, current portion	52,834	68,967
Digital tokens payable	185,866	123,397
Term debt, current portion	-	338,792
Deferred subscription revenue	2,023,794	2,058,721
Total current liabilities	2,939,746	3,586,102
Term debt, non-current portion	-	167,708
Total liabilities	2,939,746	3,753,810
Commitments and Contingencies (Note 12)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, and 6,916,404 shares issued and 6,906,454 shares outstanding as of March 31, 2021 and December 31, 2020, respectively	6,917	6,917
Treasury stock, 9,950 and 9,950 shares, at par as of March 31, 2021 and December 31, 2020, respectively	(10,859)	(10,859)
Additional paid-in capital	21,599,409	21,568,041
Accumulated deficit	(10,812,360)	(11,729,089)
Total stockholders’ equity	10,783,107	9,835,010
Total liabilities and stockholders’ equity	$13,722,853	$13,588,820

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Subscription revenue	$3,139,365	$2,650,123
Advertising revenue	76,821	55,667
Technology service revenue	155,816	14,952
Total revenues	3,372,002	2,720,742
Costs and expenses:
Cost of revenue	646,715	622,724
Sales and marketing expense	257,451	191,670
Product development expense	1,297,264	1,250,696
General and administrative expense	761,710	1,019,254
Total costs and expenses	2,963,140	3,084,344
Income (loss) from operations	408,862	(363,602)
Interest income, net	2,467	12,187
Gain on extinguishment of term debt	506,500	-
Other expense	-	(84,469)
Income (loss) from operations before provision for income taxes	917,829	(435,884)
Provision for income taxes	(1,100)	(2,500)
Net income (loss)	$916,729	$(438,384)

Net income (loss) per share of common stock:
Basic	$0.13	$(0.06)
Diluted	$0.13	$(0.06)
Weighted average number of shares of common stock used in calculating net income (loss) per share of common stock:
Basic	6,906,454	6,873,571
Diluted	6,906,454	6,873,571

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$916,729	$(438,384)
Adjustments to reconcile net income (loss) from operations to net cash provided by operating activities:
Depreciation of property and equipment	48,780	88,860
Amortization of intangible assets	46,167	64,084
Amortization of operating lease right-of-use assets	16,134	38,529
Realized loss from the sale of digital tokens	-	28,427
Gain on extinguishment of term debt	(506,500)	-
Stock-based compensation	31,368	89,206
Bad debt expense	(3,235)	-
Changes in operating assets and liabilities:
Accounts receivable	24,937	7,885
Digital tokens	(218,285)	-
Operating lease liability	(16,133)	(38,654)
Digital tokens payable	62,469	-
Prepaid expenses and other current assets	47,524	7,871
Other assets	-	56,042
Accounts payable, accrued expenses and other current liabilities	(318,973)	177,885
Deferred subscription revenue	(34,927)	(64,859)
Net cash provided by operating activities	96,055	16,892
Cash flows from investing activities:
Net cash provided by investing activities	-	-
Cash flows from financing activities:
Purchase of treasury stock	-	(7,240)
Net cash used in financing activities	-	(7,240)
Net increase in cash and cash equivalents	96,055	9,652
Balance of cash and cash equivalents at beginning of period	5,585,420	3,427,058
Balance of cash and cash equivalents at end of period	$5,681,475	$3,436,710